UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

Roku, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38211	26-2087865
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Winchester Circle Los Gatos, California		95032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 556-9040

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03 Material Modification to Rights of Security Holders.

On December 19, 2018, the Delaware Court of Chancery issued an opinion in Sciabacucchi v. Salzberg, C.A. No. 2017-0931-JTL, invalidating Article VI, Section E of our certificate of incorporation purporting to limit to federal court the forum in which a stockholder could bring a claim under the Securities Act of 1933, as amended. The Court of Chancery held that a Delaware corporation can only use its governing documents to bind a plaintiff to a particular forum where the claim involves rights or relationships established by or under Delaware’s corporate law. We are currently assessing whether to appeal this case to the Delaware Supreme Court.

If we do not appeal the Sciabacucchi decision or if the Delaware Supreme Court affirms the Court of Chancery’s decision, then we will seek approval by our stockholders to amend our certificate of incorporation at our next regularly-scheduled annual meeting of stockholders to remove such provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roku, Inc.

Date: December 21, 2018	By:	Steve Louden
Steve Louden
Chief Financial Officer